Exhibit 10.15a

ABX AIR, INC.

AMENDMENT TO RETENTION BONUS AGREEMENT

This Amendment to Retention Bonus Agreement (this “Amendment”), made and entered into on March     , 2007, by and between ABX Air, Inc., a Delaware corporation (the “Company”), and                      (“Executive”);

WITNESSETH:

WHEREAS, the Company and Executive are parties to a Retention Bonus Agreement, dated August 15, 2003 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement as hereinafter provided in order to ensure that the benefits payable to Executive under his “change in control” agreement with the Company, dated August 19, 2003, creates a financial incentive for Executive to remain in the employ of the Company subsequent to a change in control;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties hereto agree as follows:

1. Amendment. Section 7 of the Agreement is hereby deleted from the Agreement in its entirety.

2. Indemnity. To the fullest extent permitted by law, the Company shall defend, indemnify and hold Executive harmless from any and all losses, damages, liabilities, fees (including attorneys’ fees), costs, expenses, demands, claims, suits, settlements or judgments arising out of or in any way connected with Section 7 of the Agreement for any amounts paid or benefits provided to Executive by the Company or any of its subsidiaries or affiliates pursuant to the terms of any change in control, parachute or severance arrangement, or pursuant to the terms of any employment agreement as a result of Executive’s termination of employment.

3. Calculation of Benefits. Amounts paid or benefits provided to Executive under the Agreement shall not be included in the calculation of any amounts paid or benefits provided under any change in control, parachute or severance arrangement, or pursuant to the terms of any employment agreement as a result of Executive’s termination of employment.

4. Miscellaneous. Except as amended or modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. On and after the effective date of this Amendment, the terms and conditions of this Amendment shall be deemed to be integral parts of the Agreement. In the event the terms of this Amendment are inconsistent with the terms of the Agreement, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the date first written above.

ABX AIR, INC.

By:
W. Joseph Payne Secretary